                                                       Exhibit No. 23.1





                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of PPG Industries, Inc. on Form S-8 of our reports dated January 20, 1994 and June 11, 1993, appearing in and incorporated by reference in the Annual Report on Form 10-K of PPG Industries, Inc. for the year ended December 31, 1993 and in the Annual Report on Form 11-K of the PPG Industries Employee Savings Plan for the year ended December 31, 1992, respectively.



/s/ Deloitte & Touche

DELOITTE & TOUCHE


Pittsburgh, Pennsylvania
April 22, 1994